Tables

DEVELOPMENT AGREEMENT

This Development Agreement ("**Agreement**") is entered into as of this 11th day of October, 2004 ("**Effective Date**") by and between (a) Infinium Labs Corporation, a Delaware corporation having a place of business at 2033 Main Street, Suite 309, Sarasota, Florida 34237, United States of America ("**Purchaser**"), and as one party (b) BMA Industrial Inc., a California, USA corporation having a place of business at 18343 East Gale Avenue, City of Industry, CA 91748, and Biostar Microtech International, Corp., a Taiwan, R.O.C. corporation having a place of business at 2Fl. No. 108-2 Min Chuan Road, Hsin Tien City, Taipei Hsien, 231 Taiwan, R.O.C. (collectively, "**Developer**").

RECITALS

WHEREAS, Purchaser desires that Developer develop product hardware and software which complies with technical product Specifications for the Phantom™ Receiver Product described in Exhibit A, to deliver all Development Deliverables listed in Exhibit B, including but not limited to design documents, computer files and engineering prototypes, and

WHEREAS, Developer desires to provide such development Deliverables pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. DEFINITIONS

1.1 "**Agreement**" shall have the meaning set forth in the first paragraph set forth above.

1.2 "**Confidential Information**" shall mean any and all information and materials disclosed by one party ("**Discloser**") to the other party ("**Recipient**") (whether in writing or in oral, graphic, electronic or any other form) that are marked or described as, identified in writing as, or provided under circumstances indicating that such information and materials are confidential or proprietary. The Confidential Information of Purchaser includes, without limitation, all Technical Information (as defined below) and all information and materials provided by Purchaser relating to the Product.

1.3 "**Deliverable**" shall mean the results of a development Service which is delivered to the Purchaser or Developer in the form specified in Exhibit B.

1.4 "**Developer**" shall have the meaning set forth in the first paragraph set forth above.

1.5 "**Effective Date**" shall have the meaning set forth in the first paragraph set forth above.

1.6 "**Initial Term**" shall have the meaning set forth in Section 8.1.

1.7 "**Laws**" shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy or rule of common law, or any governmental requirement or other governmental restriction or similar form of decision or determination, or any interpretation or administration of any of the foregoing by any national, state or local government (or any association, organization or institution of which any of the foregoing is a member, or to whose jurisdiction any thereof is subject, or in whose activities any thereof is a participant), whether now or hereafter in effect.

1.8 "**Product**" shall mean the Phantom™ console and related parts as described more fully on Exhibit A attached hereto meeting the Specifications.

1.9 "**Project**" shall mean the combined work conducted and Deliverables provided by Developer pursuant to this Agreement.

1.10 "**Proprietary Rights**" shall have the meaning set forth in Section 3.4.

1.11 "**Purchaser**" shall have the meaning set forth in the first paragraph set forth above.

1.12 "Services" shall mean the materials, labor and expertise utilized to complete a Deliverable.

1.13 "Specifications" shall mean the technical, functional, design and other specifications attached hereto as Exhibit A.

1.14 "Technical Information" shall mean all information, materials, knowledge, data, drawings and other specifications involving or relating to the design, functionality, generation, manufacture and processing of the Product provided to Developer by Purchaser pursuant to this Agreement, including, without limitation, the Specifications.

1.15 "Work Product" shall have the meaning set forth in Section 3.3.

2. Technology Transfer

2.1 License Grant. Subject to the terms and conditions of this Agreement, Purchaser hereby grants to Developer for the term of this Agreement a non-exclusive, non-transferable, non-sublicensable license for Developer to use the Technical Information solely to develop engineering specifications for manufacturing the Product, solely for sale to Purchaser.

2.2 Restrictions and Reservation of Rights. Developer agrees not to use the Technical Information except as expressly permitted in Section 2.1. All intellectual property rights in and to the Product, the Work Product, and the Technical Information are and shall at all times be owned by Purchaser, subject only to the license rights expressly granted to Developer in Section 2.1. Any and all rights not expressly granted to Developer herein are reserved by Purchaser.

2.3 Information Exchange. Purchaser shall provide to Developer such Technical Information as it determines in its sole discretion is advisable to facilitate Developer's completion of the Project. At Developer's request, Purchaser shall answer reasonable questions with respect to the Technical Information. All Technical Information shall constitute the Confidential Information of Purchaser. At Purchaser's request, Developer shall provide to Purchaser all information and materials reasonably requested by Purchaser with respect to the Project and cooperate with Purchaser in obtaining such information and materials, including, without limitation, any information necessary or useful to allow Purchaser to verify that deliveries of the Product conform to the Specifications.

3. Development Services

3.1 Services. Developer shall render the development Services necessary to complete the Deliverables set forth in Exhibit B in a timely and professional manner consistent with industry standards, by the completion dates set forth on Exhibit B and in accordance with this Agreement, including, without limitation, timely delivery of the Deliverables in accordance with the delivery milestones set forth on Exhibit B. In the event that Purchaser is late in delivering the items for which it is responsible in Exhibit B and such items are required for Developer to deliver the Services and/or any other Deliverables, then the time for Developer to deliver the Services and/or any other Deliverables shall be extended by the number of days of Purchaser's delay. In performing the Services, Developer agrees to provide its own personnel, equipment, tools and other materials at its own expense. The parties agree that the Services and Specifications may be amended in writing from time to time by the parties, provided that if Purchaser requests changes to the Services and/or Specifications, Developer will in good faith accommodate such changes and will not unreasonably withhold its consent to such changes.

3.2 No Conflict of Interest. Developer agrees during the term of the Project not to accept work or enter into any agreement or accept any obligation that is interferes with or prevents Developer's performance under this Agreement or the scope of Services rendered for Purchaser. Developer represents and warrants that, to the best of its knowledge, there is no other existing agreement or duty on Developer's part inconsistent with this Agreement.

3.3 Work Product. As used in this Agreement, the term **"Work Product"** shall include, without limitation, all engineering specifications, discoveries, ideas, inventions, concepts, developments, know-how, trade secrets, works of authorship, materials, software (source and object code), HTML, writings, drawings, designs, processes, techniques, formulas, data, specifications, technology, patent applications

(and contributions thereto), and other creations (and any related improvements or modifications to the foregoing or to any Confidential Information of Purchaser), whether before or after the execution of this agreement, whether or not patentable, relating to any activities of Purchaser that are conceived, created or otherwise developed by or for Developer. (alone or with others) Except to the extent expressly set forth in this Agreement, Work Product shall include, without limitation, all Services and other materials delivered to Purchaser in connection with this Agreement.

3.4 Assignment. Developer agrees to disclose promptly in writing to Purchaser all Work Product. Developer further agrees that any and all Work Product shall be the sole and exclusive property and Confidential Information of Purchaser. Developer hereby irrevocably assigns and agrees to assign to Purchaser all right, title and interest worldwide in and to the Work Product (whether currently existing or conceived, created or otherwise developed later), including, without limitation, all copyrights, trademarks, trade secrets, patents, industrial rights and all other intellectual and proprietary rights related thereto (the "**Proprietary Rights**"), effective immediately upon the inception, conception, creation or development thereof. The Proprietary Rights shall include, without limitation, all rights, whether existing now or in the future, whether statutory or common law, in any jurisdiction in the world, related to the Work Product, together with all national, foreign and state registrations, applications for registration and all renewals and extensions thereof (including, without limitation, any continuations, continuations-in-part, divisionals, reissues, substitutions and reexaminations); all goodwill associated therewith; and all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including, without limitation, the exclusive rights to apply for and maintain all such registrations, renewals and extensions; to sue for all past, present and future infringements or other violations of any rights relating thereto; and to settle and retain proceeds from any such actions). Except as may be set forth in the applicable Project Assignment or otherwise agreed in writing by the parties, Developer retains no rights to use the Work Product and agrees not to challenge the validity of Purchaser's ownership in the Work Product.

3.5 License; Waiver of Rights. To the extent, if any, that any Work Product or Proprietary Rights are not assignable or that Developer retains any right, title or interest in and to any Work Product or any Proprietary Rights, Developer (a) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Purchaser with respect to such rights; (b) agrees, at Purchaser's request and expense, to consent to and join in any action to enforce such rights; and (c) hereby grants to Purchaser a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sublicensable (through multiple levels of sublicensees), exclusive, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of Purchaser) all or any portion of such Work Product, in any form or media (now known or later developed). The foregoing license includes, without limitation, the right to make any modifications to such Work Product regardless of the effect of such modifications on the integrity of such Work Product, and to identify Developer, or not to identify Developer, as one or more authors of or contributors to such Work Product or any portion thereof, whether or not such Work Product or any portion thereof have been modified. Developer further irrevocably waives any "**moral rights**" or other rights with respect to attribution of authorship or integrity of such Work Product that Developer may have under any applicable law under any legal theory. Developer hereby waives and quitclaims to Purchaser any and all claims, of any nature whatsoever, which Developer now or may hereafter have for infringement of any Work Product or Proprietary Rights assigned and/or licensed hereunder to Purchaser.

3.6 Assistance. Developer agrees to cooperate with Purchaser or its designee(s), both during and after the term of this Agreement, in applying for, obtaining, perfecting, evidencing, sustaining and enforcing Purchaser's Proprietary Rights in the Work Product, including, without limitation, executing such written instruments as may be prepared by Purchaser and doing such other acts as may be necessary in the opinion of Purchaser to obtain a patent, register a copyright, or otherwise enforce Purchaser's rights in such Work Product (and Developer hereby irrevocably appoints Purchaser and any of its officers and agents as its attorney in fact to act for and on Developer's behalf and instead of Developer, with the same legal force and effect as if executed by Developer).

4. ACCEPTANCE OF SERVICES

Purchaser shall have thirty (30) days from its receipt of any Deliverables under the Project to review and evaluate such Service to determine whether the Service meets, to Purchaser's reasonable satisfaction, the requirements specific to the particular Service as set forth in such Project. If no written rejection is given to Developer by Purchaser within such thirty (30) day period, such deliverable shall be deemed accepted. If Purchaser does not accept such deliverable, Purchaser shall, at Developer's request, provide Developer with a list or description of the inadequacies, defects, deficiencies or other problems in the deliverable that led to the rejection. Developer shall have fifteen (15) days following Purchaser's notice of rejection in which to correct any such problems in the deliverable and to deliver a corrected deliverable to Purchaser for its review and acceptance as set forth above. In the event Purchaser does not accept such corrected deliverable, Purchaser may, in its sole discretion and in addition to any other available remedies, either (a) grant Developer a further fifteen (15) days (or such longer period as Purchaser may, in its sole discretion, decide) in which to correct any problems in such deliverable; or (b) deem Developer's failure to provide to Purchaser an acceptable deliverable to be a default, and immediately terminate this Agreement without further opportunity to cure.

5. PRICE AND PAYMENT

5.1 Development Services Fee. As full compensation for any Services performed by Developer pursuant to the Project, Purchaser shall pay Developer a "Development Fee" for such Services rendered as in the amount and manner set forth in Exhibit C. Developer shall be responsible for all expenses incurred in performing Services under this Agreement. Upon termination of this Agreement (other than for Developer's material breach), Developer shall be paid fees on a proportional basis for Services performed, up to and including the effective date of such termination and such amounts shall be in full satisfaction of any obligation or liability of Purchaser to Developer for payments due to Developer under this Agreement.

6. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS

6.1 Products and Services. Developer represents, warrants and covenants that: (a) the Deliverables performed (including, without limitation, the Services) and the Deliverables furnished hereunder shall meet the quality, operating conditions and performance requirements set forth or referenced in Specifications; (b) any Deliverables furnished hereunder (including, without limitation, the Services) shall be performed in a professional and competent manner; (c) the Work Product shall be the original work of Developer, and any persons involved in the development of Work Product have executed (or prior to any such involvement, shall execute) a written agreement with Developer in which such persons (i) assign to Developer all right, title and interest in and to the Work Product in order that Developer may fully grant the rights to Purchaser as provided herein and (ii) agree to be bound by confidentiality and non-disclosure obligations no less restrictive than those set forth in this Agreement. The warranties herein contained are not to be deemed exclusive, and Purchaser shall be entitled to all other warranties and remedies available to it at law or in equity.

6.2 Compliance with Law Generally. Developer represents, warrants and covenants that (a) Developer shall comply with all Laws applicable to its performance pursuant to this Agreement, including, without limitation, the Project and the provision of Products hereunder; and (b) Developer shall at all times perform any work required under this Agreement safely and in a manner which shall present no threat of bodily injury or property damage, and shall enforce compliance with the highest standards of safety and accident prevention found in applicable Laws.

7. INDEMNIFICATION

Developer agrees to indemnify, defend and hold harmless Purchaser, its affiliates, customers, consultants, employees, successors and assigns (all referred to in this Section 7 as "Purchaser") from and against any losses, liabilities, costs, damages, claims, fines, penalties and expenses (including, without limitation, costs of defense or settlement and reasonable attorneys', consultants' and experts' fees) that arise out of or result from: (a) injuries or death to persons or damage to property arising out of or caused by the work or Deliverables performed by, or Product provided by, Developer; (b) assertions under workers' compensation or similar acts made by persons furnished by Developer; (c) any breach of any representation or warranty by Developer or failure of Developer to perform its obligations under this Agreement; (d) violation of any Law in any way arising out of or caused or alleged to have been caused by Developer's work or

Deliverables under this Agreement; or (e) a claim that the Work Product infringes any third party rights, including without limitation Proprietary Rights.

8. **TERM AND TERMINATION**

8.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until the completion of the Project and acceptance of all Deliverables pursuant to Section 4, unless earlier terminated pursuant to Sections 4 or 8.2.

8.2 Termination. Either party may terminate this Agreement in the event that (a) the other party breaches any material provision of this Agreement and such breach continues for a period of thirty (30) calendar days following the receipt by the defaulting party of notice of such breach, or (b) the other party becomes insolvent, is adjudicated bankrupt, voluntarily or involuntarily files a petition for bankruptcy, makes an assignment for the benefit of creditors, seeks any other similar relief under any bankruptcy law or related statues or otherwise becomes financially incapable of performing its obligations in accordance with the terms of this Agreement, and such judgment, assignment or incapacity is not revoked within sixty (60) calendar days.

8.3 Effect of Expiration or Termination. Upon the expiration or the earlier termination of this Agreement: (a) the licenses granted Developer shall immediately terminate, (b) Developer shall immediately comply with the terms of Section 9.3 and deliver within ten (10) days a written certification by an executive officer confirming its compliance therewith; (c) Developer shall promptly deliver to Purchaser all Work Product then in progress (and shall not retain any tangible or electronic copies thereof); and (d) Sections 1, 2.2, 3.3, 3.4, 3.5, 3.6, 5, 6, 7, 8.3, 9, 10 and 11 shall survive. Termination of this Agreement by a party shall be without prejudice to any other right or remedy of such party under this Agreement or applicable law. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

9. **CONFIDENTIALITY**

9.1 Restrictions on Disclosure and Use of Confidential Information. Recipient shall not use the Confidential Information of Discloser except for the purpose of performing its obligations and exercising its rights under this Agreement. Recipient shall maintain the Confidential Information of Discloser with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the circumstances. Unless Discloser grants specific, written, advance permission to do so, Recipient shall not disclose any Confidential Information to any third party except as provided for in Section 9.2. Recipient shall limit access to the Confidential Information of Discloser to those employees of Recipient who have a need to know such information in order to perform its obligations and exercise its rights under this Agreement and who are bound by confidentiality and non-use obligations to Recipient at least equivalent to Recipient's obligations to Discloser under this Agreement. Should Recipient determine that it needs to disclose Confidential Information of Discloser to any non-employee (including consultants and contractors) in order to perform its obligations or exercise its rights under this Agreement, Recipient shall not do so without the prior written permission of Discloser. Upon receiving such permission, Recipient may proceed, but only after binding any such non-employee to confidentiality and non-use obligations to Recipient at least equivalent to Recipient's obligations to Discloser under this Agreement. Recipient shall be responsible to Discloser for the acts and omissions of any such non-employee with respect to such confidentiality and non-use obligations.

9.2 Exceptions. The restrictions set forth in Section 9.1 shall not apply with respect to Confidential Information to the extent Recipient can establish by contemporaneous documentation that such information or materials: (a) is available to the public prior to the date of Discloser's disclosure to Recipient or to have become available to the public thereafter without any act or omission by Recipient; (b) was rightfully in Recipient's possession prior to the date of Discloser's disclosure to Recipient and not otherwise restricted as to disclosure; or (c) was disclosed to Recipient without restriction by a third party who had a right to disclose and did not learn it, directly or indirectly, from Discloser. Information or materials shall not be deemed to be "available to the public" or to be "in Recipient's possession" merely if such information or materials can be reconstructed, combined or pieced together from multiple sources that are available to the public or Recipient if no one of those sources actually leads one to the entire combination, together with its

meaning and importance. Further, Recipient may disclose Confidential Information of Discloser to the extent required by Law or order of a court of competent jurisdiction, provided that, in such event, Recipient shall provide Discloser prompt, advance notice of such requirement to allow intervention (and shall cooperate with Discloser) to contest or minimize the scope of the disclosure (including through application for a protective order).

9.3 Return of Confidential Information. Upon any expiration or termination of this Agreement or upon the request of Discloser, Recipient shall return or destroy, at Discloser's option, all Confidential Information of Discloser and any copies thereof in tangible form. In addition, Recipient shall promptly destroy and make non-retrievable any electronic or otherwise non-returnable embodiments of the Confidential Information.

10. LIMITATIONS ON LIABILITY

EXCEPT FOR ANY BREACH OF SECTION 9 ("CONFIDENTIALITY"), AND EXCEPT FOR ANY OBLIGATIONS UNDER SECTION 7 ("INDEMNIFICATION"), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, OR FOR ANY LOSS OF PROFITS, LOSS OF REVENUE, LOSS RESULTING FROM INTERRUPTION OF BUSINESS OR LOSS OF USE OR DATA, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

11. MISCELLANEOUS

11.1 Remedies. The parties agree that any breach of Section 9 shall cause irreparable harm and significant injury to the non-breaching party which may be difficult to ascertain. Accordingly, the parties agree that each party shall have the right, in addition to any other remedies available to it, to obtain an immediate injunction, without necessity of posting a bond, enjoining any breach by the other party of Section 9. Notwithstanding anything in this Agreement to the contrary, Purchaser shall be entitled under this Agreement to all of the rights and remedies available to a contracting party under the Uniform Commercial Code.

11.2 Subcontractors. If subcontractors are employed, Developer shall be fully responsible for their acts and omissions and the acts and omissions of their employees. There shall be no contractual relationship between any subcontractor and Purchaser. Developer shall indemnify, defend and hold harmless Purchaser from and against any and all liability for payment of Developer's subcontractors and suppliers, including without limitation, mechanic's liens.

11.3 Assignment. Developer shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, any rights or obligations under this Agreement without the prior written consent of Purchaser. Except as provided herein, any purported assignment, transfer or delegation by Developer shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

11.4 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Central District of California or in state court in the County of Los Angeles, California, United States of America, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

11.5 Non-Waiver. Failure by either party to insist upon strict performance of any of the terms and conditions hereof, or delay in exercising any rights or remedies provided herein, shall not release the other party from any of the obligations of this Agreement and shall not be deemed a waiver of any rights of such other party to insist upon strict performance thereof.

11.6 Attorney's Fees. In the event either party brings legal action to enforce any provision herein, the prevailing party shall be entitled to collect from the losing party reasonable attorneys' fees and costs incurred.

11.7 Entire Agreement and Modification. No agreement or understanding in any way modifying these terms and conditions, either before or after the execution hereof, shall be binding upon either party unless in writing and signed by both parties. This Agreement, together with its Exhibits attached hereto and incorporated by reference, constitutes the entire agreement between the parties. In the event.

11.8 Status of the Parties. Developer hereby represents and warrants that Developer is engaged in an independent business and shall perform its obligations under this Agreement as an independent contractor and not as an agent or employee of or a joint venturer with Purchaser; that the persons performing the Deliverables hereunder are not agents or employees of Purchaser; that Developer has and hereby retains, except as set forth herein, the right to exercise full control with respect to the means of its performance hereunder and full control over the employment, direction, compensation and discharge of all employees, agents and subcontractors assisting in such performance; that Developer shall be solely responsible for all matters relating to payment of such employees, including compliance with worker's compensation, unemployment and disability insurance, social security withholding, and all such matters; and that Developer shall be responsible for the acts of Developer and the acts of all agents, employees and contractors employed by Developer during Developer's performance under this Agreement.

11.9 Severability. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11.10 Notice. All notices required hereunder shall be in writing and shall be deemed to be properly given (a) when delivered personally, (b) three (3) business days after posting if by U.S. first class mail, (c) one (1) business day after dispatch if by internationally recognized overnight courier service (e.g., DHL, Federal Express), with all postage or delivery charges prepaid, or (d) on the day of transmission, if by facsimile transmission, subject to confirmation by the sender's facsimile machine of a complete transmission. All notices shall be addressed to the parties at their addresses set forth in the first paragraph of this Agreement (or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section).

11.11 Headings. The headings of the Sections in this Agreement are for convenience only and shall not be deemed to affect, qualify, simplify, add to or subtract from the contents of the clauses which they reference.

11.12 Language. The parties agree that this Agreement shall be executed in English, which shall be the official language for all questions and interpretations hereunder.

11.13 Counterparts. This Agreement may be executed in counterparts, by manual or facsimile signature, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Development Agreement to be duly executed by their authorized representative as of the Effective Date.

INFINIUM LABS CORPORATION

By: ______________________________

Name: ______________________________

Title: ______________________________

BMA INDUSTRIAL INC.

By: ______________________________

Name: ______________________________

Title: ______________________________

BIOSTAR MICROTECH INTERNATIONAL CORP.

By: ______________________________

Name: ______________________________

Title: ______________________________

EXHIBIT A

Phantom Receiver

Motherboard Specification

Document Number 610-0001-0B

EXHIBIT MODIFICATION HISTORY

Date	Description	Approvals	Infinium Labs	Biostar Microtech International Corp.	Version Number
21-Sept-2004	First Release	Name:			01
		Title:			
		Date:			
		Signature:			

Contents

Tables

1.1.3. AMD Documents

AMD® Sempron Processor Data Sheet

http://www.amd.com/us-en/assets/content_type/white_papers_and_tech_docs/31994.pdf

1.1.4. *NVIDIA* Documents

NVIDIA ® nForce2 IGP/ SSP Data Sheets

NVIDIA ® nForce2 MCP-T specification

NVIDIA ® nForce2 MCP-T/MPC Register Specification

NVIDIA ® Platform Design Guide

1.1.5. Other Documents

ITE Super I/O specification

Advanced Configuration and Power Interface Specification, Revision 2.0a, March 31, 2002
http://www.acpi.info/DOWNLOADS/ACPIspec-2-0a.zip

AGP V3.0 Interface Specification, Revision: 1.0, Original Date: September 2002
http://www.intel.com/technology/agp/downloads/agp30_final_10.pdf

Universal Serial Bus Specification, Revision 2.0, April 27, 2000
http://www.usb.org/developers/docs/usb_20.zip
OHCI: Universal Host Controller Interface, Revision 1.1

System Management BIOS (SMBIOS) Reference Specification, Version 2.3.4, December 6, 2002
http://www.dmtf.org/standards/documents/SMBIOS/DSP0134.pdf

System Management Bus BIOS Interface Specification Revision 1.0, February 15, 1995: Benchmarq Microelectronis, Duracell Inc., Maxim Integrated Products, Mitsubishi Electric Corp., National Semiconductor Corp., Toshiba Battery Co., Varta Batterie AG
http://www.smbus.org/specs/smbb10.pdf

Award BIOS Specification

Plug and Play BIOS Specification, Version 1.0A. Compaq Computer Corp, Phoenix Technologies Ltd., Intel Corp.: May 5, 1994. http://www.microsoft.com/hwdev/tech/pnp/

Dolby Audio Codec '97, Version 2.3

ATA/ATAP

- *Information Technology – AT attachment with Packet Interface* – 6
- Revision 3b
- Revision 1c

ATX Specification, Version 2.03

ATX/ATX12V Power Supply Design Guide, Version 1.1

DDR/SDRAM

- PC1600, PC2100, PC2700 & PC3200 DDR/SDRAM Unbuffered Design Specification,

Revision 1.1

- Jedec DDR/SDRAM Specification, JESD79, JESD8-9B

Enhanced Host Controller Interface Specification for USB (EHCI), Revision 1.0

HT: Hyper Transport Technology Electrical Specification, Revision 1.08

LPC: Low Pin Count Interface Specification, Revision 1.0

Dolby Surround Sound test document

1.2. Terminology

ACI	Audio Codec Interface
APIC	Advanced Programmable Interrupt Controller.
APU	Audio processing unit
ATA	An *AT (Advanced Technology) Attachment* drive, also known as an IDE drive, is a hard-drive with the interface built-in.
ATAPI	ATA Packet Interface. See: http://www.t13.org/ for more information.
BDA	BIOS Data Area. 0040:0000 A PC legacy data segment that DOS consults
BIOS	Basic Input/Output System. System firmware.
CD-ROM	Compact Disk ROM
CMOS	In context: CMOS RAM, the Non-volatile device where BIOS stores its state.
CPU	Central Processing Unit
CSR	CMOS Save and Restore
DDC	Display Data Channel
DDR	Double Data Rate
DIMM	Dual Inline Memory Module
DRAM	Dynamic RAM
EBDA	Extended BIOS Data Area
ECC	Error Checking and Correction.
ESCD	Extended System Configuration Data. Part of PnP. Configuration information.
FSB	Front Side Bus. The bus connecting the processor to the memory controller hub.
EHCI	Enhanced Hub Controller Interface. USB 2.0 controller interface
EIDE	Enhanced Integrated Disk Electronics. A hard-disk interface for the PC.
SSP	NVIDIA nForce2 chipset North Bridge
IDE	Integrated Disk Electronics
IRQ	Interrupt Request
MCP-T	NVIDIA nForce2 chipset South Bridge
PCI	Peripheral Component Interconnect
POST	Power-On Self-Test. BIOS initialization and configuration of hardware before booting the OS.
PICMG	PCI Industrial Computer Manufacturers Group.
PIRQ	PCI Interrupt Request
PnP	Plug and Play
RTC	Real Time Clock
SCSI	Small Computer System Interface
SIO	Super I/O. An integrated circuit device that contains multiple legacy I/O interfaces for serial, parallel ports, floppy controller, etc.
SPD	Serial Presence Detect for SDRAM. EPROM on the memory module.

SSP	NVIDIA nForce2 chipset North Bridge
TBD	To Be Determined
UHCI	Universal Hub Controller Interface. USB 1.1 controller interface.
USB	Universal Serial Bus. See: http://www.usb.org for more information.

2. Product Overview

2.1. Introduction

The Motherboard is the main component of the Phantom Receiver. The Phantom Receiver is made up of a Plastic Housing, Sheet Metal Chassis, Heat Sink, Fans, Hard Disk, Motherboard, Video Board, Connectors and Power Supply. When fully functional the Phantom Receiver will be an embedded gaming system for PC compatible games streamed over the Internet.

This document describes the design requirements for the Motherboard, Video Board and Power Supply used in the Phantom Receiver. In addition this document describes the physical and electrical interfaces for the Hard Disk, Fans and Input/Output Circuits.

This document does not provide any description of the Phantom Receiver Sheet Metal Chassis or Plastic Housing. Those elements will be detailed in a separate document which is unavailable at this time. Infinium Labs will perform the core design work on these mechanical elements with assistance from Biostar.

This document provides a summary of the Phantom Receiver elements which will be designed by Biostar for Infinium Labs under the terms of the Development Agreement and in compliance with this Product Specification.

2.2. Phantom Motherboard Block Diagram


CPU Socket
Dual Channel DDR DIMM sockets
SPP
AGP 8x FX 5700 Video Card
DVI, Component, S-Video
HDTV Component Video
encoder. Philips 7108
Component Video,
DVI-I, S-Video
Connectors.
100/10
Base T
TPM Device
MCP-T
AC97 Audio
Dolby 5.1 surround
sound.
LPC Bus BIOS
- BGA
LPC Super
I/O Chip
KeyBoard USB
Dual
WirelessUSB
header.
2 x USB 2.0
USB 1.1
Connectors rear
FPSlick on LPC
bus – LED
controller
Consumer
IR header
(optional)
LED Daughter
Board Header
Smart Card 64KB in
SC connector.
S/PDIF
Connector
Intruder
Detection.
Master ATA-
133/100/66
Header

2.3. Limitations

Infinium Labs will obtain Dolby certification of the system sound. Manufacture will screen for Dolby certification.

DVI HDCP license is the responsibility of the Contract Manufacture.

3. Hardware Definition

This chapter discusses system hardware components of the PHANTOM Motherboard. Each HW component and it function is called out.

3.1. AMD® Athlon™ XP and Sempron™ Processors

The System will have a single AMD® Sempron™ processor in a 462 pin configuration. There will be a 256/512KB L2 cache. The motherboard design will support all CPU's that are released for this socket size at the full rated speed. A BIOS update may be required for some newer CPU's.

- FSB support 266/333/400, auto detect CPU FSB speed and BIOS selectable FSB.
- The motherboard will auto detect voltage required by the CPU as defined in the Athlon data sheet.
- The CPU will have a 462 pin socket that will require destruction of the CPU to extract it. This could be a one time insert insertion socket that requires a press fitting.
- A passive cooling heat sink will be used with TBD CFM of air pushed through it. The cooling heat sink will be a joint design between Infinium Labs and the system manufacture.
- The design will target the AMD Athlon XP 2500+ Model 10 with 512K L2 cache and the Sempron 2800+ with 256K L2cache.
- The JTAG bus will be disabled for HW emulation mode for the production version of the motherboard.

3.2. NVIDIA® nForce2™ Ultra 400 Chipset

The System Platform Processor (SPP) is the north bridge component of the NVIDIA® nForce2™ chipset. The south bridge component is an NVIDIA® MCP-T Media Communication Processor.

3.2.1. SPP – System Platform Processor

The SPP has a Hyper Transport Link Interface, dual channel DDR and AGP support.

3.2.2. Dual DDR SDRAM channels are defined below:

- One 184 pin DIMM sockets. Socket quality should be such that overseas shipping will not dislodge the installed memory modules.
- Support of 266/333/400 MHz bus speeds memory modules with auto bus speed detection.
- Support Dual channel operation.
- Support 128/256/512/1024 MB DDR SDRAM memory modules.
    - Design goal is to use one 256 MB DIMM memory modules PC2700 compliant (333 MHz bus speed). Total 256 MB of system RAM.

- Buffered Modules will not be supported.
- SPD and STR support. SPD memory will be non-standard so that the memory will be difficult to use in other systems.

3.2.3. The SPP has a Hypertransport Link interface to the MCP-T.

The Hyper Transport bus connects the SPP to the MCP-T.

3.2.4. The SPP supports an AGP 8X interface.

This system board provides an integrated video in the NVIDIA FX 5700 Ultra.

- The video card will be connected to the motherboard by an AGP connector. The connector will meet the requirements of the AGP interface specification for electrical impedance matching.
- AGP 8X bus speeds (533MHz) will be supported.
- Due to time constraints of this design, the video card design will use a FX 5700 reference design with 6 layers and run at full rated clock speeds. There will be 128MB by 128 bits wide of GDDR 1 graphics memory.
- Component video will be added to the reference design.

3.2.5. MCP-T

The south bridge component is an NVIDIA MCP-T which contains a 32-bit PCI bus interface, one USB 2.0 EHCI controller, two USB 1.1 UHCI controllers, Dual IDE controllers, LPC interface for Legacy AT Support, APU Audio Processing Unit, two Ethernet controllers, SMBus controller, Power and System Management and GPIO interface.

3.2.6. USB Controllers

There will be two USB 2.0/1.1 ports on the Phantom Motherboard of type USB-B on the rear edge of the motherboard. A third and forth USB 2.0/1.1 ports will go to a USB expansion header at the front of the Motherboard. This header will also have LED signals and will connect to a daughter. A fifth USB 2.0/1.1 port will go to a USB-B connector at the front of the board. The sixth USB 2.0/1.1 port will be a header at the rear of the motherboard for expansion. All ports will auto sense EHCI or UCHI functionality. These ports will support Hot Plug functionality.

- Two ports will be type B connectors on the backside of the receiver. See section 8 for placement details.
- One USB port will be a header at the backside of the receiver for future expansion.
- Three USB ports will connect to a 24 pin header at the front of the receiver. These signals will be combined with the LED driver signal. Biostar will determine the most cost effective way to connect the daughter card to the motherboard. This will include connecters and cable.
- A USB type B connector will also be placed on an Infinium Designed Receiver I/O card. This will be the Keyboard connector. See section 8 for placement.
- Developmental BIOS will support Boot from USB. This feature will be removed for the final product.

3.2.7. Dual IDE Controller

The NVIDIA MCP-T contains a high performance ATA-133 Enhanced IDE controller. This system board has one primary IDE channel to support a single IDE hard drive using Ultra DMA

burst data transfer rates of up to 133MB/s. The EIDE interface supports UDMA 33, ATA133/100/66 and Bus Master IDE.

- *The BIOS uses 48-bit LBA to allow hard drive capacities greater than 137GB.*
- The system first shipment goal will be one 80 GB 3.5 inch platter hard drive.
- SRAM cache will be 8MB.
- Bus speed ATA-6 (100MB/s or better).
- The system will use an ATA100 or better cable.
- Platter speed will be 72,00RPM.
- Average seek time will be less then 9.8ms
- Operating Shock (Read) 65G, 2ms
- Non-operation Shock 200G, 2ms
- Power will be less then 12 watts.

3.2.8. Dual MAC Interfaces

The MCP-T contains a LAN controller interface which provides 10/100Mb/s Ethernet network connectivity. The MCP-T LAN controller can be enabled or disabled during BIOS setup.

- NVIDIA LAN interface will be used.
- The RJ45 connector will have a link and traffic LED's.
- Chip: RealTek RTL8201 BL
- Dual Speed 10/100 Mbps
- Half and full duplex
- Auto Negotiation

3.2.9. AT Legacy support including a RTC - Real Time Clock

The system will support power for the Real Time Clock.

See BIOS Specification for CMOS memory.

3.2.10. Audio Subsystem

The MCP-T provides support for two AC'97 audio interfaces with full-duplex capability. Two audio interfaces are provided by the MCP-t. ADI 1980 AC'97 Rev. 2.3 codec's connected to the MCP-T.

The audio system will support Dolby 5.1 surround sound.

- Chip: Analog Devices 1980 6-channel audio codec.
  - 20 bit ADC and DAC
  - 90 DB S/N ratio.
- AC97 2.3 Compliant
- Dolby 5.1 support with MCP2-T

- 6 RCA Jack's, a 3 x 2 vertical headers will be used.

- Support one S/PDIF output only connector at the rear of the motherboard.
- See section 8 for audio connector placement.

3.2.11. System and Power Management.

System Management

- Wake on Lan (WoL) will be supported.
- Intruder Detection will be supported. The full implementation will be finished with help from the Manufacture. The system will be rendered un-usable if intruder detection happens. The VBB pin 14 power on the TPM will be removed.

Power Management

- CPU suspend to RAM (STR) and suspend to disk (STD) will be supported.
- Support ACPI 1.0b or better.
- Continuous power will be supplied the TPM VBB pin.

3.2.12. SM bus support and system cooling

The MCP-T provides support for power management. Three system fans will be controlled and monitored. The system will implement the HW defined temperature logic built into the CPU and chipset.

- Temperature sense circuits for Processor, Northbridge, GPU
- Integral heat sink for GPU
- Integral heat sink for Processor (heat pipe if needed)
- All heat sinks ventilated and tied to heat conductive housing element
- Three – three pin fan connectors will be supported.

3.3. Video System

The Video system will use the NVIDIA FX 5700 reference card as the basis of a custom AGP like video card.

3.3.1. The video system consists of:

- FX 5700 400 video card based on the NVIDIA reference design.
    - Any unused features such as TV-Input will be removed if a cost savings can be obtained.
    - The Conexant CX25875 video encoder chip will be implemented in the design for component video out support. If the Philips SAA 7108 is required for driver compatibility, it may be used instead.
    - 128MB 128 Bit DDR 1 Memory at 275MHz clock. If needed for cost reduction, FX 5700 DDR I RAM may be implemented.
    - Dual 400 MHz RAMDAC's
    - GPU clock 425MHz.

- Direct X 9.0 support

3.3.2. Video Support requirements

- Support NTSC-M video standard
- No PAL support at first release, design considerations for future implementation should be included.
- Support 480i, 480p, 720p.
- One DVI video output (DVI-I type and VGA)
- One S Video output
- One VGA output as a dongle off of the DVI port.
- One set of component video outputs (3 RCA connectors).

3.4. LPC Bus for Super I/O, LED controller and BIOS

This is the Low Pin Count bus designed for legacy IO and Super I/O chip support. This bus will support the Super I/O chip, BIOS and GPIO micro-controller for LED management.

3.4.1. ITE Super I/O

3.4.2. Keyboard and Mouse

N/A

3.4.3. Floppy Drive

Disconnected.

3.4.4. Consumer IR

There will be one consumer IR port with a standard header at the front of the motherboard. See chapter 8 for placement.

Note: IR will be a no stuff option in the first release of the design.

3.4.5. Serial Ports

N/A

3.4.6. Hardware Monitor

- 4 fans will be controlled for maintaining system temperature.
- Fan speed control to maintain component operating temperature (FanC)
- With motherboard in sleep or suspend states fans are turned off
- Fan monitor (FanM) circuit to indicate fan failure

3.4.7. Parallel Port

Not used

3.5. BIOS Flash ROM

The System BIOS resides in a 2M bit LPC Bus Flash ROM device. The Flash ROM consists of one 16KB flash boot block, and 15 16KB flash blocks.

The boot block resides in the top 64KB block, and the System BIOS, BIOS extensions and BIOS Data reside in blocks 0-14. The boot block is a write-protected area of the system Flash that allows the system to recover in the event of Flash ROM corruption or system failure.

- The BIOS will reside on the LPC bus.
- Security! The BIOS flash will be a BGA device to discourage its removal.
- Test points for the LPC bus will be placed in such a way that they are not easily accessed by the end user.

3.6. LED's header driven by a microcontroller defined by Infinium Labs.

A Spartan-3 XC3S50 microcontroller or Atmel AT97S05 will be at the front of the motherboard. The schematic for this section of the design will be provided by Infinium Labs. There will be a serial prom of size 1Mbit on the Xilinx Spartan-3.

3.7. STATUS LED INDICATORS – See section 8.5 for drawing of header.

3.7.1. Front Status Indicators

- Power indicator
- Proprietary system status indicators

3.7.2. Rear Status Indicators

- Hard drive activity
- LAN activity (integrated into connector)
- Fault Condition

4. Power

4.1. Power Requirements and Tolerances (including Hard Drive)

Parameter	Current	Range	Min	Nom	Max
+12VDC	9A	+/- 5%	+11.40	+12.00	+12.60
+5VDC	15A	+/- 5%	+4.75	+5.00	+5.25
+3.3 VDC	16A	+/- 5%	+3.14	+3.30	+3.47
-12VDC	0A	+/- 10%	-10.80	-12.00	-13.20
+5VSB	2A	+/- 5%	+4.75	+5.00	+5.25

4.1.1. Power Management Circuits

- PS ON, control of all main power rails
- Wake on LAN feature. 5V sustain for PHY
- 3.3 volt sense circuit near processor
- This will be a closed frame supply with a fan for cooling.
  - The cooling fan will be if high quality with an MTBF 50,000hr.
  - An open framed supply will be considered if cooling and cost factors favor an open frame.
- 3.3V and 5V total will not be less then 115 Watts.

4.1.2. 2.4 Power Supply

- Output Wattage 200 Watts.
- AC Input 90 to 130 VAC, 50/60 Hz [operating - full range]
- Dimensions are 1.6" x 3.2" x 7.5".
- Line Regulation within +/- 1% [maximum]
- Load Regulation within +/- 8% [maximum]
- Output Voltage Ripple & Noise within +/-1% [peak-to-peak]
- +12 Volt Output Current 9 Amps [maximum]
- +5 Volt Output Current 15 Amps [maximum]
- +3.3 Volt Output Current 16 Amps [maximum]
- +5 Volt Standby Output Current 2 Amps [maximum]
- Over Current Protection Auto Re-settable, 20% over maximum

4.1.3. Power on switch

- The Power supply will have an on/off switch.
- Soft off (S3 – STR) will come from the Keyboard. Wake from USB and WirelessUSB will be supported from the soft off key or any key.

- System reset will be supported by the power switch at the rear of the receiver by holding the power switch for 4 seconds.
- As long as the power switch is on the system will always be in the on state and can be awaken from STR by Ethernet, USB or WirelessUSB.

5. Environmental Requirements

5.1. Temperature

- 0° to 40° C operating
- -40° to 70° C non-operating
- Microprocessor 0° C to 75° C
- DDR Memory 0° C to 55° C [256MB PC2700, max operating]
- North Bridge 0° C to 45° C [SPP, max operating]
- South Bridge 0° C to 45° C [MCP-T, max operating]
- Video Card 0° C to 75° C [FX 5700, max operating]
- Hard Drive, max operating 0° C to 55° C [80GB / 7200RPM] 3.5 inch

5.2. Humidity

- 85% RH @ 60° C non-condensing non-operating

5.3. Shock

- Half sine, 2 G, 11 msec operating
- Half sine, 2 msec, <20 lb. free fall 42", packaged
- Trapezoidal, 30 G, 170 in/s non-packaged

5.4. Vibration

- 10 Hz-500 Hz 1.0 GRMS random, packaged (30 minutes each axis?)
- 5 Hz-500 Hz 2.2 GRMS random, non-packaged (5 minutes each axis?)

6. Regulatory Compliance

6.1. ESD/EMC

The non-conductive surfaces and openings of the unit must withstand 10 KV of electro-static air discharge (ESD) without any interference of operation or loss of data. Also, the non-conductive surfaces and openings of the unit must be capable of withstanding a 15 KV ESD air discharge onto any surface or opening without losing data and reset into a known state after cycling power. The conductive surfaces of the unit must withstand 5 kV contact discharge ESD without interference of operation or loss of data.

The product shall be tested to show acceptable emissions of radio frequencies and electromagnetic fields as required by FCC part 15, Class B standards, when tested in accordance to ANSI 63.4 (2003).

All testing shall be performed at an accredited laboratory with either Competent Body status, or Notified Body status for the U.S.A.

6.2. Safety / /Regulatory

- United States UL 60950; UL 94-5VA Compliant
- Canada CSA 22.2 No. 60950
- FCC FCC Part 15 Class B Compliant
- CIS CIS Part 22, Class B Compliant
- ANSI ANSI/ESD STM5.1-2001
- EPA Energy Star Compliant

Safety regulations

- UL 1950/CSA C22.2 No. 950, 3rd Edition

6.3. EMC regulations

- FCC Class B
- CISPR 22, 2nd Edition Class B

7. Product Certification Markings

- UL/CUL, CSA, TUV, or other equivalent North American safety mark
- FCC
- ACA
- Printed wiring board manufacturers recognition mark
- PB part number: Bare board and SKU marking
- Battery marking
- Dolby certification

8. Motherboard Layout

This chapter contains the motherboard component layout, connector placements, and jumper configurations.

8.1. Motherboard drawing

Figure 8.1 shows the placement of major components on the motherboard.


AMD
CPU
AGP Connector
PHANTOM
ATX PWR Connector
nVidia
MCP-T
nVidia
SPP
DIMM
Socket
IDE Connector

8.2. Rear Panel Connectors

Figure 8.2 shows the placement of the interface connectors on the back-edge of the motherboard (rear panel).


ETHERNET
DOLBY 5.1 AUDIO
USB1 USB2
S/PDIF

8.3. USB Connectors

There are 2 USB Type B connectors on the motherboard designated JUSBLAN1 and JUSBLAN2. The pin out for both is described in Table 8.3.

Table 8.3 USB Connectors

Pin #	Signal Name
1	VCC
2	USB+
3	USB-
4	Ground

8.4. Ethernet Connector

The Ethernet port is a RJ45 Cat5 connector that is designated JLAN1. The pin out is described in Table 8.4.

Pin #	Signal Name
1	TXD+
2	TXD-
3	RXD+
4	B+
5	B-
6	RXD-
7	A+
8	A-

8.5. Audio Connectors

The audio connectors are 6 individual RCA jacks designated JAudio1 through JAudio6 that are mounted on the rear edge of the motherboard. The Dolby 5.1 signal designations are listed in Table 8.5.

Table 8.5 Dolby 5.1 Signals

Connector Name	Dolby 5.1 Signal

JAUDIO1	Front - Left
JAUDIO2	Front - Right
JAUDIO3	Surround - Left
JAUDIO4	Surround - Right
JAUDIO5	Front - Center
JAUDIO6	LFE (Subwoofer)

8.6. Front Panel Header

The front panel header is a 12 pin IDT connector designated JPANEL1. The pin out is described in Table 8.6.

Table 8.6 Front Panel Header

Pin #	Signal Name	Pin #	Signal Name
1	ATT_SPK	7	Ground
2	SLP_S5	8	PWR_BTN#
3	HDDLED+	9	PWRGD_PS_BASE
4	NC	10	Ground
5	HD_ACT#	11	NC
6	NC	12	EXTSMI

8.7. Clear CMOS Jumper

The clear CMOS jumper is a 3 pin IDT header described in Table 8.7.

Table 1 Clear CMOS Jumper

Pin #'s	Operation
1 - 2	Normal
2 - 3	Clear

8.8. Power connector

The ATX power supply connector is a 20 pin connector. The pin out is described in Table 8.8.

Table 8.8 Power Connector

Pin #	Signal Name	Pin #	Signal Name
1	+3.3 V	11	+3.3 V
2	+3.3 V	12	-12 V
3	Ground	13	Ground
4	+5 V	14	PS_ON
5	Ground	15	Ground
6	+5 V	16	Ground
7	Ground	17	Ground
8	PWR_OK	18	-5 V
9	+5 VSB	19	+5 V
10	+12 V	20	+5 V

8.9. S/PDIF Connector

The S/PDIF port is a Toslink connector.

8.10. CPU FAN Connectors

There are two CPU fan connectors designated JCFan1 and JCFan2. These are three-pin IDT connectors and the pin out is described in Table 8-10.

Table 8.10 CPU Fan Connector

Pin #	Signal Name
1	Ground
2	+12V
3	+5V

Exhibit B
Phantom Receiver – Development Deliverables

EXHIBIT B REVISION HISTORY

Date	Change Description	Infinium Labs	Biostar Microtech International Corp.	Version Number
2-June-04	Preliminary draft 1	Unapproved	Unapproved	01
5-June-04	Preliminary draft 2	Unapproved	Unapproved	02
29-Aug-04	Preliminary draft 3	Unapproved	Unapproved	03
31-Aug-04	First Release Name:			04
	Title:			
	Date:			
	Signature:			

Exhibit B
Phantom Receiver – Development Deliverables

PHANTOM RECEIVER – HARDWARE DESIGN DOCUMENTS

Assembly	Specification	File Type	Responsible Party	Responsbile Person	Due Date
MOBO Design	MOBO Spec	Word File	Infinium	Frank Roth	Done
	Prelim BOM with cost	Excel File	Biostar	David Teng	Done
	Final BOM with cost	Excel File	Biostar	David Teng	1-Nov-04
	Approved Vendor List	Excel File	Biostar	David Teng	27-Sept-04
	Assembly Drawing	.pdf File	Biostar	Tony Ho	27-Sept-04
	Component Qualification Tests	Word File	Biostar	Tony Ho	1-Nov-04
	Component Specs	.pdf File	Biostar	Tony Ho	22-Oct-04
	Final Schematic	PADS/ORCAD	Biostar	Tony Ho	1-Nov-04
	Final PCB Layout	Allegro File	Biostar	Tony Ho	1-Nov-04
	PCB Routing File	Gerber	Biostar	Tony Ho	19-Nov-04
	PCB Fabrication Dwg	.pdf File	Biostar	Tony Ho	1-Nov-04
	Motherboard Function Spec	Word File	Biostar	David Teng	19-Nov-04
BIOS Design	Design Spec	Word File	Inifnium	Frank Roth	1-Oct-04
	BIOS Boot Block Source	Source Code	Biostar	Noko	29-Sept-04
	EVT Modified BIOS	BIOS Code	Biostar	Noko	1-Oct-04
	DVT Modified BIOS	BIOS Code	Biostar	Noko	15-Oct-04
	PVT Modified BIOS	BIOS Code	Biostar	Noko	29-Oct-04
	Encrypted Compressed BIOS	Binary File	Infinium	Frank Roth	19-Nov-04
	FPSLIC Code	Binary File	Infinium	Frank Roth	19-Nov-04
MOBO Validation	Function Test Plan	Word File	Biostar	David Teng	29-Oct-04
	Function Test Results	Word File	Biostar	David Teng	19-Nov-04
	Thermal Test Plan	Word File	Biostar	David Teng	29-Oct-04
	Thermal Test Results	Word File	Biostar		19-Nov-04
	Regulatory Test Plan	Word File	Biostar	Tony Ho	29-Oct-04
	Regulatory Test Results	Word File	Biostar	Tony Ho	19-Nov-04
	Environmental Test Plan	Word File	Biostar	Tony Ho	29-Oct-04
	Environmental Test Result	Word File	Biostar	Tony Ho	19-Nov-04
Graphics PCA Design and Riser	Graphics PCA Spec	Word File	Infinium	Frank Roth	Done
	Prelim BOM with cost	Excel File	Biostar	David Teng	29-Sept-04
	Final BOM with cost	Excel File	Biostar	David Teng	1-Nov-04
	Approved Vendor List	Excel File	Biostar	David Teng	1-Nov-04
	Assembly Drawing	.pdf File	Biostar	David Teng	1-Nov-04

Exhibit B
Phantom Receiver – Development Deliverables

Assembly	Specification	File Type	Responsible Party	Responsbile Person	Due Date
Graphics PCA Design and Riser	Component Qualifications	Word File	Biostar	David Teng	1-Nov-04
	Component Specs	.pdf File	Biostar	David Teng	22-Oct-04
	Final Schematic	PADS/ORCAD	Biostar	David Teng	1-Nov-04
	Final PCB Layout	Allegro File	Biostar	David Teng	1-Nov-04
	PCB Routing File	Gerber File	Biostar	David Teng	1-Nov-04
	PCB Fabrication Dwg	.pdf File	Biostar	David Teng	1-Nov-04
Graphics PCA & Riser Validation	Function Test Plan	Word File			1-Nov-04
	Function Test Results	Word File	Biostar	David Teng	15-Nov-04
	Thermal Test Plan	Word File	Biostar	David Teng	1-Nov-04
	Thermal Test Results	Word File	Biostar	David Teng	15-Nov-04
	Regulatory Test Plan	Word File	Biostar	David Teng	1-Nov-04
	Regulatory Test Results	Word File	Biostar	David Teng	15-Nov-04
	Environmental Test Plan	Word File	Biostar	David Teng	1-Nov-04
	Environmental Test Result	Word File	Biostar	David Teng	15-Nov-04
Power Supply Validation	Power Supply Spec	Word File	Infinium	Frank Roth	Done
	Power Supply Test Plan	Word File	Biostar	David Teng	1-Nov-04
	Power Supply Test Result	Word File	Biostar	David Teng	15-Nov-04
Hard Drive Validation	Hard Drive Spec	Word File	Infinium	Frank Roth	Done
	Hard Drive Test Plan	Word File	Infinium	Frank Roth	1-Nov-04
	Hard Drive Test Result	Word File	Infinium/Biostar	Jack Yu	15-Nov-04
Memory Validation	Memory Spec	Word File	Infinium	Frank Roth	Done
	Recommended Vendor	Word File	Biostar	David Teng	Done
	Memory Test Plan	Word File	Biostar	Frank Roth	1-Nov-04
	Memory Test Results	Word File	Biostar	Jack Yu	15-Nov-04
System Certs	Test Plan/Results	FCC Cert	Biostar	David Teng	15-Nov-04
	Test Plan/Results	UL Cert	Biostar	David Teng	15-Nov-04
	Test Plan/Results	HALT Tests	Infinium	Frank Roth	
	Test Plan/Results	Environmental	Biostar	David Teng	15-Nov-04
	Test Plan/Results	Dolby PreTest	Biostar	David Teng	29-Nov-04
	Test Plan/Results	Dolby 5.1 Qual	Infinium	David Teng	30-Dec-04
	Test Plan/Results	FCC Cert	Biostar	David Teng	15-Nov-04

Exhibit B
Phantom Receiver – Development Deliverables

PHANTOM RECEIVER HARDWARE

Assembly	Quantity	Used For	Deliver To	Responsbile Party	Due Date
EVT MOBO	30	Total Build	Biostar		Done
	20	HW Validate	Biostar		Done
	10	HW Validate	Infinium		30-Sept-04
DVT MOBO	50	Total Build			15-Oct-04
	30	HW Validate	Biostar		15-Oct-04
	20	HW Validate	Infinium		29-Oct-04
Pilot MOBO	200	Process Valid	Biostar		19-Nov-04
Pilot Receiver	200	Process Valid	Biostar		26-Nov-04

Exhibit C
Phantom Receiver Development Services Fee and Payment

MAINBOARD			
DESCRIPTION	**Unit Cost (US$)**	**Total (US$)**	**Note**
Layout(Total fee)	$12,000.00	$12,000.00	
1st Sample x 30 (Express)	$210.00	$6,300.00	$40(DDR333 256MB) + $60(BOM) + $30(PCBA) +$70(PCB + Tooling) + $10(CPU Cooler)+?(CPU) **PCB Cost Includes Engineering Tools, OS Testing Cooler and CNC Routing** **BOM Cost Adds Two ATMEL Chip Cost**
2nd Layout	$5,000.00	$5,000.00	
2nd Sample x 50 (Express)	$210.00	$10,500.00	$40(DDR333 256MB) + $60(BOM) + $30(PCBA) +$70(PCB + Tooling) + $10(CPU Cooler)+?(CPU) **PCB Cost Includes Engineering Tools, OS Testing Cooler and CNC Routing** **BOM Cost Adds Two ATMEL Chip Cost**
Final Layout	$3,000.00	$3,000.00	
Final 200pcs	$125.00	$25,000.00	$40(DDR333 256MB) + $60(BOM) + $5(PCBA) +$10(PCB) + $10(CPU Cooler)+?(CPU) **PCB Cost Includes Engineering Tools, OS Testing Cooler and CNC Routing** **BOM Cost Adds Two ATMEL Chip Cost**
Sub Total		$61,800.00	
VGA			
DESCRIPTION	**Unit Cost (US$)**	**Total (US$)**	**Note**
Layout(Total fee)	$8,000.00	$8,000.00	Modify Gerber
1st Sample x 30 (Express)	$205.00	$6,150.00	$70(DDR 128MB+5700 Chipset) +$15(BOM) + $30(PCBA 6 Layer) + $80(PCB +Tooling) + $10(Cooler)
2nd Layout	$3,000.00	$3,000.00	Modify Gerber
2nd Sample x 50 (Express)	$205.00	$10,250.00	$70(DDR 128MB+5700 Chipset) +$15(BOM) + $30(PCBA 6 Layer) + $80(PCB +Tooling) + $10(Cooler)
Final Layout	$1,000.00	$1,000.00	Modify Gerber
Final 200pcs	$106.00	$21,200.00	$70(DDR 128MB+5700 Chipset) +$15(BOM) + $4(PCBA 6 Layer) + $7(PCB +Tooling) + $10(Cooler)
Sub Total		$49,600.00	
Sheet Metal Tooling			
DESCRIPTION	**Unit Cost (US$)**	**Total (US$)**	**Note**
Chassis-top	$12,537.00	$12,537.00	Tooling charges must be paid in advance
Chassis-bottom	$25,373.00	$25,373.00	Tooling charges must be paid in advance.
HDD-bracket	$6,567.00	$6,567.00	Tooling charges must be paid in advance
Chassis-bezel	$10,447.00	$10,447.00	Tooling charges must be paid in advance
Power Supply-Bracket	$7,462.00	$7,462.00	Tooling charges must be paid in advance
Sub Total		$62,386.00	
Sheet Metal CNC Sample			
DESCRIPTION	**Unit Cost (US$)**	**Total (US$)**	**Note**
Sheet Metal CNC Sample(26sets)	$300.00	$7,800.00	
Sub Total		$7,800.00	
CPU Fan Tooling			
DESCRIPTION	**Unit Cost (US$)**	**Total (US$)**	**Note**
CPU Heatsink Tooling(6 sets)	$3,400.00	$20,400.00	Tooling charges must be paid in advance
Heatsink Samples(16 PCS)	$140.00	$2,240.00	
FAN(48 PCS)	$1.20	$57.60	
Sub Total		$22,697.60	
PSU			
DESCRIPTION	**Unit Cost (US$)**	**Total (US$)**	**Note**
(PSU1)200W x 30PCS	$20.00	$600.00	
(PSU2)200W x 50PCS	$20.00	$1,000.00	
(PSU3)200W x 200PCS	$20.00	$4,000.00	
Sub Total		$5,600.00	
OTHER			
DESCRIPTION	**Unit Cost (US$)**	**Total (US$)**	**Note**
Engineering Charge(3 Engineers Per Day x USD350 x 90Days)	$1,050.00	$94,500.00	
System Assembly/Testing (200 units)	$30.00	$6,000.00	
Cable x 280PCS	$1.00	$280.00	
Packing x 280PCS	$3.10	$868.00	
Sub Total		$101,648.00	
Total Development Services (US$)		$311,531.60	

Development Services Fee. $311,531.60. The foregoing Development Fee shall be paid in the following manner:
(a) fifty percent (50%) of such fee will be payable within seven (7) days after the Effective Date, and
(b) twenty five percent (25%) of such fee will be payable prior to shipment of pilot build units.
(c) twenty five percent (25%) of such fee will be payable within thirty (30) days after final acceptance of pilot Product